Exhibit 99.3

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Syncrude Canada Ltd
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/28/2024
Reporting Entity ESTMA Identification Number	E953333		◉ Original Submission
○ Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Kris Smith				Date	5/27/2024
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Syncrude Canada Ltd				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E953333
Subsidiary Reporting Entities (if necessary)
Payments by Payee

Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Canada -Alberta	Province of Alberta			1,235,830,000	12,590,000		760,000			1,249,180,000	Bonus payments include social payments expressly required in a legal agreement.
Canada -Alberta	Municipality of Wood Buffalo		59,070,000							59,070,000
Canada -Alberta	Fort McKay First Nation		110,000		1,160,000					1,270,000
Canada -Alberta	Athabasca Chipewyan First Nation				330,000					330,000
Canada -Alberta	Fort McKay Metis Community Association				100,000					100,000
Canada -Alberta	Fort McMurray 468 First Nation				130,000					130,000
Canada -Alberta	Mikisew Cree First Nation				2,580,000					2,580,000
Canada -Alberta	Chipewyan Prairie Dene First Nation				100,000					100,000

Additional Notes:	All payments are reported in Canadian dollars. All amounts have been rounded to the nearest $10,000 CAD
1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).
2 Optional field.
3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Syncrude Canada Ltd				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E953333
Subsidiary Reporting Entities (if necessary)
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada -Alberta	Syncrude Project	59,180,000	1,235,830,000	16,990,000	-	760,000	-	-	1,312,760,000

Additional Notes[3]:	All payments are reported in Canadian dollars. All amounts have been rounded to the rearest $10,000 CAD.
1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.
2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.